                                                                    Exhibit 10.8

                                      LEASE

              (SINGLE-TENANT BUILDING ON SINGLE-BUILDING PROPERTY)


         1.       Parties.

                  THIS LEASE (the "Lease") dated October 8, 1993 is entered into by and between Callahan-Pentz Properties, McCarthy Four, a California general partnership ("Landlord"), whose address is c/o CPS Realty Group, 1740 Technology Drive, Suite 290, San Jose, CA 95110, and Storage Dimensions, Inc., a California corporation ("Tenant"), whose address 1656 McCarthy Boulevard, Milpitas, CA 95035.

         2.       Premises.

                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises commonly known as 1656 McCarthy Boulevard, Milpitas, California, consisting of that certain real property of approximately five and 193/1000ths (5.193) acres, more particularly described in EXHIBIT A, together with that one-story building ("Building") located thereon consisting of approximately eighty thousand sixty (80,060) square feet (collectively, the "Premises").

         3.       Definitions.

                  The following terms shall have the following meanings in this
Lease:

                  A. Alterations. Any alterations, additions or improvements made in, on or about the Building after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

                  B. CC&R's. Those certain covenants, conditions and restrictions recorded at Page 189, Book E45, of the Official Records of Santa Clara County, California, on June 5, 1979, as amended, a copy which is attached hereto as EXHIBIT B.

                  C. Commencement Date. The Commencement Date of this Lease shall be the first day of the Term as stated in Paragraph 4.A.

                  D. HVAC. Heating, ventilating and air conditioning.

                  E. Interest Rate. Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

                  F. Landlord's Agents. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

                  G. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.

                  H. Outside Area. All areas and facilities within the Premises exclusive of the Building, including without limitation, parking areas, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities.

                  I. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, gift, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Real Property Taxes shall not include any real property tax or assessment: (i) levied on Landlord's rental income, unless the tax or assessment is levied or imposed in lieu of real property taxes, (ii) in excess of the amounts which would be payable if the tax or assessment were paid in installments over the longest term permitted; (iii) imposed on land or equipment other than the Premises; or (iv) attributable to Landlord's gift taxes.

                  J. Rent. Monthly Rent plus the Additional Rent defined in Paragraph 5.B.

                  K. Security Deposit. That amount paid by Tenant pursuant to Paragraph 7.

                  L. Sublet. Any transfer, sublet, assignment, license or concession agreement, change of operational control, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

                  M. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant's assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant, less Tenant's out-of-pocket costs to effect the Sublet, including, without limitation, brokerage commissions, reasonable attorneys' fees and costs of redecorating or rehabilitating the Premises.

                  N. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

                  O. Tenant's Personal Property. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

                  P. Term. The term of this Lease set forth in Paragraph 4, as it may be extended hereunder pursuant to any options to extend granted herein.

         4. Lease Term. The Term shall be a period of two (2) years, beginning on the Commencement Date of December 7, 1993, and terminating on December 6, 1995, unless sooner terminated, subject to any extensions granted hereunder. Tenant agrees that if Landlord, for any reason whatsoever, is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. In such event, the Commencement Date, termination date and all other dates of this Lease shall be extended to conform to the date of Landlord's tender of possession of the Premises to Tenant and Tenant shall not be obligated to pay

Monthly Rent or other sums due Landlord hereunder until possession of the Premises is tendered to Tenant.

         5.       Rent.

                  A. Monthly Rent. Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, net Monthly Rent in the amount of Fifty-Four Thousand Nine Hundred and no/100ths Dollars ($54,900.00) per month, in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand except as otherwise provided in this Lease. In addition, Tenant shall pay Landlord monthly, together with the net Monthly Rent, the estimated monthly Real Property Taxes pursuant to Paragraph 15, the estimated monthly Outside Area and Building Maintenance Expenses, as set forth in Paragraph 17.C.(i), subject to adjustment as provided in Paragraph 17.C.(ii), and the monthly cost of insurance premiums required pursuant to Paragraph 21.C., as adjusted from time to time hereunder. Tenant shall deposit with Landlord, not later than thirty (30) days prior to the Commencement Date, the following amounts to be applied toward the Rent due for the first month of the Term:

                  Monthly Rent (net):        $54,900.00/month

                  Real Property Taxes:       $ 5,610.00/month

                  Insurance Premiums,
                  Outside Area and Building
                  Maintenance Expenses:      $ 5,610.00/month
                                             ----------------

                  TOTAL                      $66,120.00/month

                  B. Additional Rent. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes pursuant to Paragraph 15, Outside Area and Building Maintenance Expenses pursuant to Paragraph 17, and insurance premiums pursuant to Paragraph 21, shall be deemed Additional Rent.

                  C. Prorations. If the Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or terminates.

         6.       Late Payment Charges.

                  Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five
(5) days after receipt of written notice from Landlord that such sum is due, Tenant shall pay to Landlord an additional sum equal to four percent (4%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:

-------------------------------               ----------------------------------
Landlord                                      Tenant

         7.       Security Deposit.

                  Tenant shall deposit with Landlord not later than the Commencement Date the sum of Fifty-Five Thousand and no/100ths Dollars ($55,000.00) as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease.

         8.       Holding Over.

                  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant fails to surrender the Premises upon the expiration of the Term despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claim made by a succeeding tenant, resulting from Tenant's failure to surrender.

         9.       Tenant Improvements.  (Intentionally omitted)

         10.      Condition of Premises.

                  Tenant acknowledges that as Tenant has occupied the Premises for a period of approximately three and one-half (3 1/2) years pursuant to a sublease agreement between Tenant and Racal-Vadic, the former tenant of the Premises, Tenant accepts the Premises "as is," without any improvements or alterations to be made by Landlord (other than the HVAC repairs to be made by Landlord as described in Paragraph 17.A), and subject to all applicable laws, codes and ordinances. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises.

         11.      Use of the Premises.

                  A. Tenant's Use. Tenant shall use the Premises solely for general office, research and development, warehousing and manufacturing of electronics equipment and related activities and shall not use the Premises for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that the Premises are subject and this Lease is subordinate to the CC&R's. Tenant acknowledges that it has read the CC&R's and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&R's and any modification or amendments thereof, including the payment by Tenant of any periodic or special dues, assessments, and owners' association fees levied or assessed against the Premises during the Term of this Lease. Tenant shall indemnify, defend and hold Landlord and its Agents harmless from and against any liability, loss, expense, damage, attorneys' fees and costs arising out of or in connection with Tenant's failure to perform or comply with the CC&R's.

                  B. Compliance.

                     (i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building.

                     (ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30 as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the storage, use and disposal of Toxic Materials in, or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any all claims, costs, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the removal, clean-up or other remediation of any Toxic Materials used, stored, released or disposed of in, on or under the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, including any restoration of the Premises required to return the Premises to their condition existing prior to such use, storage, release or disposal of Toxic Materials in, on or under the Premises by Tenant, its agents, employees, contractors, invitees or subtenants. If any governmental agency or the beneficiary of any deed of trust covering the Premises requires any testing of the Premises, including the soil or groundwater of the Premises, to ascertain whether there has been any release of Toxic Materials in, on or about the Premises, Landlord shall have the right to install monitoring wells on or about the Outside Area and to perform such other tests and investigations of the Premises for such purpose. Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such tests and investigations and of the installation, maintenance, repair and replacement of such monitoring wells or other measuring devices if the results of such tests and investigations disclose the presence of any Toxic Materials in, or about the Premises in violation of any applicable laws, statutes, ordinances, governmental rules or regulations as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or subtenants. Tenant's obligations hereunder shall survive the termination of this Lease.

                     (iii) Landlord represents that, to the best of Landlord's knowledge, no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of any Toxic Materials or about the Premises, or the soil, groundwater or surface water of the Premises, nor has Landlord received any notice of any violation or alleged violation of any applicable Toxic Materials laws, pending claims, or pending investigations with respect to the presence of Toxic Materials on or about the Premises or the soil, groundwater or surface water of the Premises. Landlord's representations hereunder shall survive the termination of this Lease. Landlord shall be solely responsible for any investigation, clean-up, removal, remediation, and/or monitoring required or mandated by any governmental agencies, authorities or regulatory bodies in connection with any Toxic Materials used, stored, released or disposed of in, on or under the Premises by Landlord, Landlord's Agents or contractors, or by any previous owner or occupant of the Premises, except to the extent any such Toxic Materials were used, stored, released or disposed of by Tenant, its agents, employees, contractors or invitees. Landlord's obligations hereunder shall survive the termination of this Lease.

         12.      Quiet Enjoyment.

                  Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

         13.      Alterations.

                  After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding Ten Thousand Dollars ($10,000.00) in cost, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

                  (i)   Alterations to the exterior of the Building;

                  (ii) Alterations to and penetrations of the roof of the Building; and

                  (iii) Alterations visible from outside the Building, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not materially diminish the value of either the Building or the Premises. Tenant shall obtain all necessary permits required for constructing or installing any Alterations prior to commencing such work. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property;

provided, however, that Landlord may, at the expiration or earlier termination of this Lease, require that Tenant, at Tenant's expense, remove any Alterations installed by Tenant (provided that Landlord has indicated to Tenant at the time of Landlord's consent to any such Alteration(s) that Landlord will require their removal at the expiration of the Term) and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear, acts of God, condemnation and Toxic Materials not stored, used or disposed of on the Premises by Tenant, its agents, employees, contractors or invitees excepted and subject to the provisions of Paragraph 23. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made to the Premises by Tenant. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

         14.      Surrender of the Premises.

                  Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty, condemnation, acts of God, Alterations not required to be removed pursuant to Paragraph 13 hereof and Toxic Materials not stored, used or disposed of by Tenant, its agents, employees, contractors, or invitees excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, as supported by written evidence thereof, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

                  Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of reasonable standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if reasonable standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

         15.      Real Property Taxes.

                  A. Payment by Tenant. Tenant shall pay Landlord monthly, as Additional Rent, one-twelfth (1/12th) of the Real Property Taxes levied or assessed against the Premises during each year of the Term of this Lease, based upon the county assessor's tax statement for the Premises. Tenant shall pay any Real Property Tax not included within the county tax assessor's tax statement within thirty (30) days after being billed for same by Landlord. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for purposes of this Lease.

                  B. Taxes on Personal Property. Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

                  C. Proration. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

         16.      Utilities and Services.

                  Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption, of any utility service or other service furnished to the Premises, except to the extent caused by the negligence or willful misconduct of Landlord, its Agents, contractors or invitees. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption. If, however, any failure or interruption of services or utilities continues for a period of seven (7) consecutive days or more due to the negligence or willful misconduct of Landlord, its agents, employees, or contractors and such failure or interruption materially affects Tenant's ability to use the Premises for the purposes permitted by this Lease, then there shall be a proportional abatement of Rent to the extent of any such interference. If any failure or interruption of services or utilities occurs for any other reason (other than the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees), Tenant shall be entitled to a proportional abatement of Rent to the extent of any rent loss insurance proceeds paid to Landlord.

         17.      Repair and Maintenance.

                  A. Landlord's Obligations. Landlord shall replace, at Landlord's expense, three (3) heat exchangers and one (1) compressor for the HVAC system servicing the Building as described in the proposal prepared by Shoreline Mechanical, Inc., dated September 17, 1993, provided, however, that the cost to Landlord to complete such work shall not exceed Ten Thousand and no/100ths Dollars ($10,000.00). Landlord shall maintain in good order, condition and repair the structural parts of the Building, including the foundation and subflooring of the Building, the roof (including the roof membrane), exterior walls and interior bearing or structural walls (excluding, however, interior wall surfaces) except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. Landlord shall also maintain the Outside Area. The manner in which the Outside Area shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord. Landlord shall at all times have exclusive control of the Outside Area and may at any time temporarily close any part thereof, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

                  B. Tenant's Obligations. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.A. Tenant's repair and maintenance obligations shall include all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in or upon the Premises. Tenant shall also be responsible for all pest control within the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems.

                  C. Reimbursement by Tenant.

                     (i) Tenant to Pay Outside Area and Building Maintenance Expenses. Tenant shall pay Landlord monthly, as Additional Rent, all reasonable costs and expenses paid or incurred by Landlord during the Term in maintaining, repairing and replacing the Outside Area, the roof of the Building (including the roof membrane), including annual roof inspections and preventive maintenance work on the roof, and the exterior walls of the Building, including appropriate reserves for any such maintenance or repair, and a reasonable management fee for Landlord's property manager (the "Outside Area and Building Maintenance Expenses"). The cost of any capital improvements shall be amortized over the useful life of the improvement and only the annual amortized cost of such improvement shall be included as an Outside Area and Building Maintenance Expense. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant have any obligation to perform, to pay directly, or to reimburse Landlord for all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, commissions, charges, disbursements, attorneys' fees, experts' fees, costs and expenses (collectively "Costs"):

                  (a) Costs occasioned by the negligence or willful misconduct or violation of law by Landlord, its Agents, invitees or contractors, or Costs to correct any construction defect in the Premises or Costs arising out of a failure to construct the Premises, the Outside Area, or any tenant improvements constructed by Landlord in accordance with all laws or the CC&R's.

                  (b) Costs occasioned by fire, acts of God, or other casualties (other than any deductible payable by Tenant pursuant to Paragraph 23.B) or by the exercise of the power of eminent domain or Costs for insurance coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, and co-insurance payments.

                  (c) Lease payments and other Costs to acquire or install capital machinery and equipment (such as air conditioners, elevators, and the like), and Costs which would properly be capitalized under generally accepted accounting principles and which relate to repairs, alterations, improvements, equipment and tools to the extent that Tenant's share of the total Cost of such capital item exceeds (i) the reduction in other expenses payable by Tenant under the Lease which results from the capital repair or installation of the capital item; or (ii) in any year, the annual amortized cost of the item based on its useful life determined in accordance with generally accepted accounting principles.

                  (d) Costs for which Landlord has a right of reimbursement from others or Costs which Tenant pays directly to a third person.

                  (e) Costs associated with utilities and services of a type not provided to Tenant.

                  (f) Depreciation or amortization (except as provided in subparagraph (c) above).

                  (g) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases.

                  (h) Costs incurred to investigate the presence of any Toxic Materials, Costs to respond to any claim of Toxic Materials contamination or damage, Costs to remove any Toxic Material from the Premises or to remediate any Toxic Materials contamination and any judgments or other Costs incurred in connection with any Toxic Materials exposure or release, except to the extent that the Cost is caused by the storage, use or disposal of the Toxic Material(s) in question by Tenant, its agents, employees, contractors or invitees.

                       (i) Wages, salaries, compensation and labor burden for any employee not stationed on the Premises on a full- time basis.

                  (ii) Monthly Payments. From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount estimated by Landlord to be the monthly Outside Area and Building Maintenance Expenses. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual Outside Area and Building Maintenance Expenses ("Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Outside Area and Building Maintenance Expenses do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the Actual Expenses, Landlord shall either offset the excess against the Outside Area and Building Maintenance Expenses, next thereafter to become due to Landlord, or promptly shall refund the amount of the overpayment to Tenant, in cash, as Landlord shall elect. There shall be appropriate adjustments of the Outside Area and Building Maintenance Expenses as of the Commencement Date and expiration of the Term.

                  (iii) Tenant's Right to Inspect Landlord's Books. Within sixty
(60) days after Tenant's receipt of Landlord's statement of Actual Expenses, Tenant or its authorized representative shall have the right to inspect Landlord's books and records relating to the Building Maintenance and Outside Area Expenses during the business hours of Landlord or Landlord's property manager at Landlord's office or, at Landlord's option, such other location as Landlord reasonably may specify, for the purpose of verifying the information in the statement. Unless Tenant asserts specific errors within sixty (60) days after Tenant's receipt of Landlord's statement, the statement shall be deemed correct as between Landlord and Tenant.

              D. Compliance with Governmental Regulations. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of the Premises. Notwithstanding anything to the contrary contained in this Lease, and subject to the provisions of Paragraph 17.C(i), with respect to any capital improvement item required to be paid for by Tenant pursuant to any provision of this Lease, except for those costs which (i) are caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, or any failure to maintain by Tenant as set forth in this Lease, or any other breach of this Lease by Tenant; or (ii) result directly or indirectly from Tenant's particular use of the Premises, or Tenant's application for any governmental permits or approvals in connection with the Premises, Tenant shall be required to pay only a pro rata share of the cost of such item on a monthly basis for the remainder of the Term after the date of expenditure of the capital improvement item. The monthly pro rata share payable by Tenant shall be equal to the quotient obtained by dividing the cost of the improvement, including interest thereon at an annual rate equal to the Interest Rate, by its useful life (expressed in months). Landlord shall be responsible for the remainder, if any, of the cost of the improvement. Tenant shall not be responsible for any costs, fines or penalties due to any governmental code violation which existed prior to the commencement date of the sublease between Tenant and Racal-Vadic.

         18.      Liens.

                  Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within twenty (20) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

         19.      Landlord's Right to Enter the Premises.

                  Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with twenty-four (24) hours' prior notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices and "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty
(180) days prior to the expiration of the Term, to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

         20.      Signs.

                  Tenant shall be permitted to install Tenant's identification signage on the exterior monument sign in the Outside Area. Tenant shall have no right to maintain a Tenant identification sign in any other location in, on or about the Building or the Outside Area and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal shall be Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

         21.      Insurance.

                  A. Indemnification. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including reasonable attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, employees, contractors or invitees. Tenant agrees that the obligations assumed herein shall survive the termination of this Lease.

         Landlord hereby agrees to defend, indemnify and hold harmless Tenant from and against any and all damage, loss, liability or expense, including reasonable attorneys' fees and legal costs, suffered directly by or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the negligence or willful misconduct of Landlord or its Agents, or any contractors brought onto the Premises by Landlord, or Landlord's breach of its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees. Landlord agrees that the obligations assumed herein shall survive the termination of this Lease.

                  B. Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

                     (i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Twenty-Five Thousand and no/100ths Dollars ($25,000.00)), naming Landlord and its Agents as additional insureds.

                     (ii) "All Risk" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises and any Alterations constructed or installed on the Premises by Tenant. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property.

                     (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

                  C. Premises Insurance. During the Term Landlord shall maintain "All Risk" property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises. Such insurance shall also include insurance against loss of rents on an "All Risk" basis, including, at Landlord's option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord for one-twelfth (1/12th) of Landlord's annual cost of such insurance as Additional Rent, monthly on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the property insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or its replacement cost, or due to Tenant's use of the Premises, any Alterations installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall pay such increase within ten (10) days of notice of such increase.

                  D. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require. Landlord agrees, however, that Landlord shall not have the right to require Tenant to provide Landlord with increased insurance more than once during the Term of this Lease.

                  E. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co- insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

                  F. Insurance Requirements. All insurance shall be in a form reasonably satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

                  G. Landlord's Disclaimer. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other cause whatsoever, unless caused by or due to the negligence or willful acts of Landlord, its Agents, contractors or invitees. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

         22.      Waiver of Subrogation.

                  Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

         23.      Damage or Destruction.

                  A. Landlord's Obligation to Rebuild. If the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

                  B. Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following events occur:

                     (i) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair (excluding the deductible for which Tenant shall be responsible); provided, however, that Landlord shall not be permitted to terminate this Lease if the insurance proceeds are not available due to Landlord's failure to maintain the insurance coverage required by this Lease;

                     (ii) The Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred fifty (150) days after the date of the damage or destruction; or

                     (iii) The Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

                  If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice. If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

                  If the Premises are damaged or destroyed by a casualty not covered by an "All-Risk" policy of insurance or by any other insurance which Landlord elects to maintain, and Landlord elects to terminate this Lease as permitted by Paragraph 23.B(i) above, Tenant may, at Tenant's election, pay the cost of repairing or restoring the Premises, and in such event this Lease shall not be terminated. Tenant shall notify Landlord of Tenant's election within ten (10) days after Landlord's notice to Tenant of Landlord's election to terminate.

                  Tenant shall have the right to terminate this Lease, if the Building cannot, with reasonable diligence, be fully repaired within one hundred fifty (150) days from the date of damage or destruction. The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord.

                  C. Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the original Building, as the same existed on the date of this Lease, and Tenant shall, at Tenant's expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant and existing at the time of such damage or destruction.

                  D. Abatement of Rent. Rent shall be temporarily abated proportionately during any period when, by reason of such damage or destruction, Tenant reasonably determines that there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

                  E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Building is destroyed or materially damaged during the last twelve (12) months of the Term, then Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 23.A. and 23.B.

         24.      Condemnation.

                  If title to all of the Premises or so much thereof is taken for any public or quasipublic use under any statute or by right of eminent domain so that reconstruction of the Premises or the Building will not, in Tenant's reasonable opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

                  If any part of the Premises is taken and the remaining part is reasonably suitable, in Tenant's reasonable opinion, for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken.

The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Outside Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Outside Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. Each party hereby waives the provisions of
Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                  No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, or its moving costs or interruption of Tenant's business or loss of good will, or relocation costs.

         25.      Assignment and Subletting.

                  A. Landlord's Consent. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing. Consent by Landlord to any Sublet shall not be deemed a consent to any subsequent Sublet.

                  B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

                  C. Landlord's Alternatives. At any time within thirty (30) days after Landlord's receipt of the information specified in Paragraph 25.D., Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; (ii) to refuse its consent to the Sublet (which refusal shall not be unreasonable), or (iii) elect to terminate this Lease, or in the case of a partial Sublet, terminate this lease as to the portion of the Premises proposed to be Sublet. Notwithstanding anything to the contrary contained in this Lease, if Landlord elects to terminate this Lease, Landlord shall so notify Tenant within ten (10) days after receipt of the information specified in Paragraph 25.B., and Tenant shall have the option to rescind its request for Subletting. If Tenant rescinds its request, this Lease shall continue in full force and effect.

                  If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to

Paragraph 25.B., subject, however, at Landlord's election, to the condition that any excess of the Subrent over the Rent required to be paid by Tenant under this Lease shall be paid to Landlord.

                  D. Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

                  E. Exempt Sublets. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent.

         26.      Default.

                  A. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

                     (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after receipt of written notice from Landlord that such sum is due; provided, however, that such notice shall be in lieu of, and not in addition to, the notice required pursuant to Section 1161 of the California Code of Civil Procedure regarding unlawful detainer actions;

                     (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion;

                     (iii) If Tenant assigns its assets for the benefit of its creditors;

                     (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                     (v) If Tenant fails to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; or

                     (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

                  B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                  (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

                  (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                       (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                       (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                       (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                       (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                       (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                  The "worth at the time of award" of the amounts referred to in Paragraphs 26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 26.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                     (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

                  C. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

         27.      Subordination.

                  This Lease is subject and subordinate to any ground and underlying leases and any first mortgages and first deeds of trust (collectively "Encumbrances") which may now affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require this Lease be prior and superior to such Encumbrance, within ten (10) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder shall agree in writing to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within twenty (20) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance.

                  Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance. Notwithstanding anything to the contrary contained in this Lease, subordination of Tenant's leasehold interest to any Encumbrance, and Tenant's attornment to any party, is conditioned upon (i) Tenant's receipt from the Holder of the Encumbrance in question of an express written agreement, in form reasonably satisfactory to Tenant, providing for recognition of all the terms and conditions of this Lease and providing for continuation of this Lease upon foreclosure of the Encumbrance; and (ii) the written agreement by such Holder to perform all of the obligations to be performed by Landlord under this Lease on or after the date of the foreclosure.

         28.      Notices.

                  Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy- two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

         29.      Attorneys' Fees.

                  If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

         30.      Estoppel Certificates.

                  Tenant shall within twenty (20) days following written request by Landlord:

                  (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Tenant's failure to deliver an estoppel certificate within twenty (20) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance.

                  If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

                  (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

         31.      Transfer of the Premises by Landlord.

                  In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes in writing Landlord's obligations under this Lease.

         32.      Landlord's Right to Perform Tenant's Covenants.

                  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus reasonable collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

         33.      Tenant's Remedy.

                  If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent or other income from such property received by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and neither Landlord nor its Agents shall be liable for any deficiency.

         34.      Mortgagee Protection.

                  If Landlord defaults under this Lease, Tenant will notify any beneficiary of a first deed of trust or mortgagee of a first mortgage covering the Premises for whom Tenant has an address for notice, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

         35.      Brokers.

                  Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for CPS Realty Group, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other and their respective Agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Landlord's and Tenant's execution of this Lease, based upon such party's relationship or alleged relationship with Landlord or Tenant.

         36.      Acceptance.

                  This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

         37.      Modifications for Lender.

                  If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights or obligations hereunder.

         38.      Option to Extend.

                  A. Option Period. Provided that Tenant is not in material default hereunder, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the initial two (2) year Term of this Lease for one additional period of three (3) years ("Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the net Monthly Rent due hereunder shall be determined pursuant to Paragraph 38.B. Tenant shall exercise its option by giving Landlord written notice ("Option Notice") at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior to the expiration of the initial Term of this Lease.

                  B. Option Period Monthly Rent. The net Monthly Rent for the Option Period shall be determined as follows:

                     (i) The parties shall have fifteen (15) days after Landlord receives the Option Notice within which to agree on the net Monthly Rent for the Option Period based upon the then fair market rental value of the Premises as defined in Paragraph 38.B.(iii). If the parties agree on the net Monthly Rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the net Monthly Rent for the Option Period.

                     (ii) If the parties are unable to agree on the net Monthly Rent for the Option Period within fifteen (15) days, then, the net Monthly Rent for the Option Period shall be the then current fair market rental value of the Premises as determined in accordance with Paragraph 38.B.(iv).

                     (iii) The "then fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Santa Clara. In no event, however, shall the fair market monthly rental value of the Premises for the Option Period be less than the net Monthly Rent payable under the Lease during the last month of the Term as adjusted by the percentage increase in the Consumer Price Index, All Item, All Urban Consumers, published by the U.S. Department of Labor, Bureau of Labor Statistics for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100) from the Commencement Date to the date of the Option Notice, nor shall such fair market monthly rental value of the Premises exceed one hundred ten percent (110%) of the net Monthly Rent payable during the last month of the Term.

                     (iv) Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 38.B.(ii), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the net Monthly Rent and Adjustments. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the net Monthly Rent. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the net Monthly Rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the net Monthly Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then President of the Santa Clara County Real Estate Board, or the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                           Within thirty (30) days after the selection of the
third appraiser, a majority of the appraisers shall set the net Monthly Rent. If a majority of the appraisers are unable to set the net Monthly Rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the net Monthly Rent.

                           If, however, the low appraisal and/or the high
appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Monthly Rent. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal.

                           After the Monthly Rent has been set, the appraisers
shall immediately notify the parties and the parties shall amend this Lease to set forth such amount.

         39.      General.

                  A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

                  B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

                  C. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

                  D. Separability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                  E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                  F. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

                  G. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

                  H. Waiver. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

                  I. Entire Agreement. This Lease, including any exhibits and documents referenced herein, is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

                  J. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. If Landlord is a corporation or a partnership, each individual executing this Lease on behalf of the corporation or partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon the entity in accordance with its terms.

                  K. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

                  L. Lease Summary. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

                  THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                                     TENANT:

Dated  October 13, 1993              Storage Dimensions,
-----------------------              Inc., a California corporation

                                     By /s/ DAVID A. EEG
                                       ----------------------------------------
                                       David A. Eeg, President
                                       and CEO


                                     LANDLORD:

Dated October 14, 1993               Callahan-Pentz Properties,
----------------------               McCarthy Four, a California
                                     general partnership

                                     By /s/ GEORGE B. PENTZ
                                      -----------------------------------------
                                     George B. Pentz,
                                     Managing General Partner

                                  THE PREMISES

                                [To Be Attached]

                                    EXHIBIT A

                                      LEASE


                  (SINGLE-TENANT SINGLE-BUILDING MODIFIED NET)


                                 by and between


                    CALLAHAN-PENTZ PROPERTIES, McCARTHY FOUR

                                  ("Landlord")


                                       and


                            STORAGE DIMENSIONS, INC.

                                   ("Tenant")

                   For the approximately 80,060 SF Premises at

                   1656 McCarthy Boulevard, Milpitas, CA 95035

                                    EXHIBIT B


                                  LEASE SUMMARY

Lease Date:                      October 8, 1993

Landlord:                        Callahan-Pentz Properties,
                                 McCarthy Four

Address of Landlord:             c/o CPS Realty Group
                                 1740 Technology Drive, Suite 290
                                 San Jose, CA 95110

Tenant:                          Storage Dimensions, Inc.

Address of Tenant:               1656 McCarthy Boulevard
                                 Milpitas, CA  95035

Contact:                         David A. Eeg

Telephone:                       (408)954-0710

Building Address:                1656 McCarthy Boulevard
                                 Milpitas, CA  95035

Building Square Footage:         approximately 80,060 square feet

Commencement Date:               December 7, 1993

Term:                            Two (2) years

Net Monthly Rent:                $54,900.00/month

Estimated Initial Insurance
Premiums, Outside Area and
Building Maintenance Expenses:   $5,610.00/month

Estimated Initial Real Property
Taxes:                           $5,610.00/month

Security Deposit:                $55,000.00

                                TABLE OF CONTENTS


Article                                                                   Page
-------                                                                   ----

1.       Parties...........................................................  1

2.       Premises..........................................................  1

3.       Definitions.......................................................  1

4.       Lease Term........................................................  2

5.       Rent..............................................................  2

6.       Late Payment Charges..............................................  3

7.       Security Deposit..................................................  3

8.       Holding Over......................................................  4

9.       Tenant Improvements...............................................  4

10.      Condition of Premises.............................................  4

11.      Use of the Premises...............................................  4

12.      Quiet Enjoyment...................................................  6

13.      Alterations.......................................................  6

14.      Surrender of the Premises.........................................  6

15.      Real Property Taxes...............................................  7

16.      Utilities and Services............................................  8

17.      Repair and Maintenance............................................  8

18.      Liens............................................................. 11

19.      Landlord's Right to Enter the Premises............................ 11

20.      Signs............................................................. 12

21.      Insurance......................................................... 12

22.      Waiver of Subrogation............................................. 14

23.      Damage or Destruction............................................. 14

24.      Condemnation...................................................... 15

25.      Assignment and Subletting......................................... 16

26.      Default........................................................... 17

27.      Subordination..................................................... 19

28.      Notices........................................................... 19

29.      Attorneys' Fees................................................... 20

30.      Estoppel Certificates............................................. 20

31.      Transfer of the Premises by Landlord.............................. 20

32.      Landlord's Right to Perform Tenant's Covenants.................... 20

33.      Tenant's Remedy................................................... 21

34.      Mortgagee Protection.............................................. 21

35.      Brokers........................................................... 21

36.      Acceptance........................................................ 21

37.      Modifications for Lender.......................................... 21

38.      Option to Extend.................................................. 21

39.      General........................................................... 23



                                TABLE OF EXHIBITS


                  EXHIBIT A                  The Premises

                  EXHIBIT B                  CC&R's